Exhibit 10.1
                                  ------------



                            ASSET PURCHASE AGREEMENT

                                  by and among

                 PARADIGM MEDICAL INDUSTRIES, INC. ("Purchaser")

                                       and

                       INNOVATIVE OPTICS, INC. ("Seller")

                                       and

                       BARTON DIETRICH INVESTMENTS, L.P.,
             the Majority Shareholder of Seller (the "Shareholder")

                            ASSET PURCHASE AGREEMENT
                            ------------------------

         THIS ASSET PURCHASE AGREEMENT ("Agreement") dated as of January 31, 2002, is entered into by and among PARADIGM MEDICAL INDUSTRIES, INC., a Delaware corporation ("Purchaser"), INNOVATIVE OPTICS, INC., a Georgia corporation ("Seller"), and BARTON DIETRICH INVESTMENTS, L.P., the majority shareholder of Seller ("Shareholder") (Purchaser, Seller and Shareholder collectively, the "Parties").

                                  WITNESSETH:

         WHEREAS, Seller desires to sell and Purchaser desires to buy all the assets of Seller used or useful in the business of the development, manufacture and distribution of an invention known as the microkeratome blade, or the Innovatome(TM) (the "Business"), except those expressly excluded herein (the "Assets"), on the terms and conditions of this Agreement.

         NOW,  THEREFORE,   in  consideration  of  the  mutual  representations,
warranties, covenants and agreements hereinafter contained, the parties hereto, each intending to be legally bound hereby, agree as follows:

                                    ARTICLE 1

                             SUMMARY OF TRANSACTIONS

         1.1 Assets Purchased. Purchaser hereby agrees to purchase from Seller and Seller hereby agrees to sell to Purchaser all of the Assets. The Assets include, but are not limited to, the following:

              (a) the tangible assets of Seller, and all of Seller's deposits, prepaid expenses, inventories and intangible properties;

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              (b) all contract  rights,  causes of action,  claims,  refunds and demands of whatever nature, including rights to returned or repossessed goods and rights as unpaid vendor arising out of the Business;

              (c) all books and records relating to the Business and Seller (except minute books and stock record books);

              (d) all issued and pending patents, patent applications, software programs, copyrights and copyright applications of Seller;

              (e) all rights of Seller in and to all of Seller's trademarks and trade names, including without limitation, the name "Innovatome(TM)", and all variants thereof, and all intellectual property and proprietary information of Seller;

              (f) all rights to an assignment among Scott S. Bair, Igor Gradov, Ronald L. Rabie, Edward Larry Hicks and Seller assigning certain inventions and improvements disclosed in an application for Letters Patent entitled, "Microkeratome," filed in the United States Patent and Trademark Office on April 24, 1998 under Application No. 09/066,496;

              (g) all rights to an assignment between Igor Gradov and Seller assigning certain inventions and improvements disclosed in an application for Letters Patent entitled, "Microkeratome Blade Assembly," filed in the United States Patent and Trademark Office on September 28, 1999 under Provisional Application No. 60/156,505.

              (h) all of Seller's marketing and sales materials and related documents; and

              (i) all of Seller's intangibles and goodwill.

         At Closing, Seller shall deliver to Purchaser a bill of sale for the Assets, substantially in the form of Exhibit "1.1" (the "General Assignment and Bill of Sale").

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         1.2  Excluded  Assets.  Purchaser  and  Seller  agree  that the  assets expressly excluded from the purchase and sale hereunder shall be all of Seller's cash, bank accounts and equivalents.

         1.3 Assumption of Liabilities. At Closing, Purchaser shall enter into an assignment and assumption agreement, substantially in the form of Exhibit "1.3" (the "Assignment and Assumption Agreement") providing for Purchaser to assume those liabilities of Seller described in Section 3.1 hereof. Except as expressly provided in this Agreement, Purchaser is not assuming any liabilities of Seller and Seller shall be responsible for those liabilities not assumed by Purchaser, including but not limited to, sales tax payables, loans payable, royalty payments and interest payments.

         1.4 Non-Competition and Confidentiality Agreement. At Closing, Shareholder shall enter into a non-competition and confidentiality agreement with Purchaser, substantially in the form of Exhibit "1.4" (the "Non-Competition and Confidentiality Agreement").

         1.5 Real Property Lease. At Closing, Purchaser shall enter into an Assignment of Leases Agreement with Seller and Sycamore Associates, the lessor (the "Lessor") of the real property described in Schedule 5.1.5(D) (the "Real Property") substantially in the form of Exhibit "1.5," providing for the assignment of the leases of the Real Property.

                                    ARTICLE 2

                             PURCHASE CONSIDERATION

         2.1 Purchase Consideration. Subject to the terms and conditions of this Agreement, in reliance upon Seller's representations, warranties, agreements and covenants contained herein, and in consideration of the sale, transfer, assignment and delivery of the Assets and Business of Seller to Purchaser as herein provided, Purchaser shall provide the following purchase consideration (the "Purchase Consideration") to Seller:

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

              (a) Shares of Common Stock, par value .001 per share, of Purchaser ("Paradigm Common Stock") in the amount of 1,272,825 shares, subject to adjustment and the conditions as described below:

                     (i) One-half of the number of shares of Paradigm Common Stock that Purchaser is to issue to Seller at Closing pursuant to this
         Section 2.1(a), or 636,412 shares, shall remain in an escrow account maintained at the law firm of Mackey Price & Williams (the "Disbursing Agent") pursuant to the Escrow Agreement in the form of Exhibit 2.1, which shall be executed and delivered to Disbursing Agent upon the execution and delivery of this Agreement, until such time as they are disbursed in accordance with Section 2.1(a)(ii) and (iii) below.

                     (ii) Purchaser shall make best efforts to implement, within ninety (90) days after Closing, Phase I of the Blade Price Reduction Program as prepared by Igor Gradov and as described in Attachment 1 to
         Exhibit 2.1. Immediately after such ninety (90) day period, the Disbursing Agent shall disburse three-fourths of the shares in escrow, or 477,309 shares, to Seller unless Purchaser has certified that Purchaser has implemented Phase I of the Blade Price Reduction Program and, despite best efforts, is unable to manufacture microkeratome blades at a materials cost of $29.25 or less per blade. If Purchaser certifies that implementation of Phase I of the Blade Price Reduction Program has resulted in a materials cost that exceeds $29.25 per blade, and such certification is not disputed by Seller, the number of escrowed shares disbursed to Seller shall be reduced by three hundred
         (300) shares for every cent ($0.01) the materials cost per blade exceeds $29.25. If Seller disputes Purchaser's certification, the dispute shall be resolved in accordance with Section 2.3 of the Escrow Agreement.

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                     (iii)  Purchaser  shall  make best  efforts  to  implement, within six (6) months after Closing, Phase II of the Blade Price Reduction Program as prepared by Igor Gradov and as described in Attachment 1 to Exhibit 2.1. Immediately after such six (6) month period, the Disbursing Agent shall disburse the remaining shares in escrow to Seller unless Purchaser has certified that Purchaser has implemented Phase II of the Blade Price Reduction Program and, despite best efforts, is unable to manufacture microkeratome blades at a materials cost of $17.25 or less per blade. If Purchaser certifies that implementation of Phase I of the Blade Price Reduction Program has resulted in a materials cost that exceeds $17.25 per blade, and such certification is not disputed by Seller, the number of escrowed shares disbursed to Seller shall be reduced by three hundred (300) shares for every cent ($0.01) the materials cost per blade exceeds $17.25. If
         Seller  disputes  Purchaser's  certification,   the  dispute  shall  be
         resolved in accordance with Section 2.3 of the Escrow Agreement.

              (b) Warrants (the "Warrants") to purchase shares of Paradigm Common Stock in the amount of 250,000, exercisable at $5.00 per share over a period of three years from the date of Closing.

              (c) Purchaser will file a registration statement with the Securities and Exchange Commission (the "Commission") within five (5) months of the Closing Date to register the shares of Common Stock for resale that Seller will receive as Purchase Consideration pursuant to Section 2.1(a) and the shares of Common Stock for resale to be issued upon the exercise of the Warrants that Seller will receive as Purchase Consideration pursuant to Section 2.1(b). Purchaser will use its best efforts to have such registration declared effective as soon as possible following the filing of a registration statement pursuant to this Section 2.1(c). In addition, Purchaser will keep such registration statement current until such time as the shares of Common Stock issuable as Purchase Consideration and upon exercise of the Warrants are fully tradeable pursuant to Rule 144(k) promulgated under the Securities Act of 1933, as amended, all at Purchaser's expense. Except for the filing of a registration statement pursuant to this Section 2.1(c), Purchaser agrees not to file any


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

other registration statements with the Commission within five (5) months of the Closing Date to register shares of the Company's Common Stock for resale, except shares of the Company's Common Stock issuable in connection with (i) raising capital for the Company, including shares of Common Stock issuable upon conversion or exercise of securities related thereto; (ii) completing the proposed transaction to purchase a majority of the outstanding shares of common stock of International Bio-Immune Systems, Inc.; and (iii) compensating consultants, investment banking firms, and financial services companies, provided that the shares to be registered for any such consultants, investment banking firms and financial services companies for services rendered shall not exceed 100,000 shares of common stock issuable to any individual or entity.

         2.2  Payment of Purchase Consideration.

              2.2.1 Assumed Liabilities. At the Closing, Purchaser shall assume the Assumed Liabilities described in Section 3.1 hereof.

              2.2.2 Closing Payment. At the Closing, Purchaser shall deliver to Seller restricted shares of Paradigm Common Stock, subject to adjustment and the conditions as described in 2.1(a), and the Warrants to purchase shares of Paradigm Common Stock.

         2.3 Certain Definitions. The following terms used in this Agreement shall have the meanings set forth below:

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

         "Affiliate"  means  any  person,  firm,  corporation,   partnership  or
association controlling, controlled by, or under common control with another person, firm, corporation, partnership or association.

         "Assets" shall have the meaning given to such term in the preamble of this Agreement and in Section 1.1 hereof.

         "Assumed  Liabilities"  shall  have the  meaning  given to such term in
Section 3.1 hereof.

         "Business"  shall  mean the  business  of  Seller  of the  development,
manufacture  and  distribution  of  the  microkeratome   blade,   known  as  the
Innovatome(TM).

         "Closing" shall have the meaning given to such term in Section 8.1 hereof.

         "Closing Date" shall have the meaning given to such term in Section 8. 1 hereof.

         "Closing Date Balance Sheet" means a balance sheet as of the Closing Date and a related statement of income, stockholders' equity, and cash flows for the period between the last day of Seller's last full fiscal year and the Closing Date, jointly prepared by Seller and Purchaser within sixty (60) days after the Closing Date in accordance with generally accepted accounting principles, consistently applied in accordance with the past practices of Seller.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Employee  Plans" shall have the meaning  given to such term in Section
5.1.11 hereof.

         "Environmental Laws" shall mean all Legal Requirements relating to the generation, storage, handling, release, discharge, emission, transportation, treatment or disposal of solid wastes, hazardous wastes, and hazardous, toxic or dangerous materials or substances, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation


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and Recovery  Act, the Clean Air Act (as amended),  the Federal Water  Pollution
Control Act (Clean Water Act), the Safe Drinking Water Act, the Toxic Substances Control Act, and the Hazardous Materials Transportation Act.

         "Environmental Liability" shall mean any obligation or liability imposed against an owner or operator of property pursuant to the provisions of any Environmental Laws or pursuant to common law, and shall include all response costs, costs of remediation, attorneys' fees and expert witness fees to investigate and defend such claims, personal injuries and any damages to natural resources and other property. The term "Environmental Liability" shall include all theories of liability for environmental contamination of property, including theories arising under statute or common law.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Financial  Statements"  shall have the  meaning  given to such term in
Section 5.1.13 hereof.

         "Hazardous  Substances"  shall have the  meaning  given to such term in
Section 5.1.9 hereof.

         "Indemnity Claims" shall have the meaning given to such term in Sections 6.2.1 and 6.2.2 hereof.

         "Legal Requirements" shall mean all judgments, decrees, injunctions, orders, writs, rulings, laws, ordinances, statutes, rules, regulations, codes and other requirements of all federal, state and local governmental, administrative and judicial bodies and authorities.

         "Personal Property Leases" shall have the meaning given to such term in
Section 5.1.5(a) hereof.

         "Purchaser" shall have the meaning given to such term in the preamble of this Agreement.

         "Purchase  Price" shall have the meaning  given to such term in Section
2.1 hereof.

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

         "Real  Property  Leases"  shall have the meaning  given to such term in
Section 5.1.5(b) hereof.

         "Scheduled  Contracts"  shall  have the  meaning  given to such term in
Section 5.1.10 hereof.

         "Seller" shall have the meaning given to such term in the preamble of this Agreement.

         "Shareholder" shall have the meaning given to such term in the preamble of this Agreement.

         "Wastes" shall have the meaning given to such term in Section 5.1.9 hereof.

         Financial terms not defined in this Agreement shall have the meanings of such terms under generally accepted accounting principles.

                                    ARTICLE 3

                            ASSUMPTION OF LIABILITIES

         3.1 Assumption of Certain Liabilities. As consideration for the transfer of the Assets and Business to Purchaser, Purchaser agrees to assume at the Closing the obligations of future performance of Seller under the contracts and liabilities listed on Schedule 5.1.10 as being assumed by Purchaser, all of the foregoing liabilities being referred to herein as the "Assumed Liabilities".

         3.2 Limitation of Purchaser's Liabilities. Seller and Shareholder agree that except as expressly set forth in Section 3.1 hereof, the Purchaser will not assume or pay any debts, liabilities, or obligations of Seller or Shareholder and, without limiting the generality of the foregoing, will not assume or pay:

              (a) any obligations or liabilities to employees of Seller, including without limitation any obligation or liability under any collective

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bargaining agreement,  or any pension,  profit-sharing or other employee benefit plan affecting any employee or former employee of Seller;

              (b) any Environmental Liabilities existing prior to Closing;

              (c) any contingent liabilities based on Seller's sale or lease of defective products or equipment, including, but not limited to, Seller's failure to adequately warn any purchaser or user of its products and equipment or Seller's breach of any express or implied warranty made in connection with the sale or lease of any products or equipment;

              (d) any tax liabilities (and penalty and interest) of Seller or Shareholder (excluding, any sales or use taxes arising out of the transfer of the Assets to Purchaser, which Purchaser shall pay);

              (e) any liabilities or obligations incurred by Seller after the Closing Date;

              (f)  any   liabilities  or  obligations   incurred  by  Seller  or
Shareholder in connection with this Agreement and the transactions provided for herein, including without limitation, legal and accounting fees;

              (g) any liabilities or obligations of Seller under any contract, lease or other agreement which is not one of the Scheduled Contracts shown on
Schedule 5.1.10 as being assumed by Purchaser; or

              (h) any material liabilities or obligations of Seller to the extent the same is not disclosed or reserved against on Seller's September 30, 2001 balance sheet, or if such liability or obligation is so disclosed or reserved, the amount by which such liability or obligation as finally determined exceeds the amount thereof so disclosed or reserved.

         3.3 Discharge of Liabilities Not Assumed by Purchaser. Except for those liabilities set forth in Section 3.1 hereof, Seller agrees to pay or discharge


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when due any and all  liabilities of Seller,  including but not limited to sales tax payable, loans payable, royalty payable and interest payable.

         3.4 Bulk Sales Law. Purchaser hereby waives compliance by Seller with the provisions of the Bulk Sales Law of any state, if applicable to the transactions contemplated hereby; provided, however, that Seller and Shareholder agree to indemnify Purchaser for claims of creditors of Seller with respect to liabilities not being assumed by Purchaser pursuant to the express terms of this Agreement.

                                    ARTICLE 4

                          CONDUCT OF SELLER'S BUSINESS

         4.1 Conduct of Business Prior to Closing. From and after September 30, 2001, and pending the Closing, Seller and Shareholder covenant and agree that except as set forth in Schedule 4.1:

              (a) Seller's Business has been conducted only in the ordinary and usual course, including normal commitments for the purchase of supplies and the sale of goods and services;

              (b) No material contract has been entered into by or on behalf of Seller, other than in the ordinary course of business;

              (c) Seller has not made any bonuses or salary or wage increases nor any contributions to any profit-sharing or pension plan;

              (d) Seller and Shareholder have used their best efforts to maintain the Business of Seller and its customers, Assets and operations as an ongoing business in accordance with past practices and in accordance with commercially reasonable business practices, to keep available the services of Seller's present employees and to preserve Seller's reputation and goodwill and the goodwill of Seller's suppliers, customers, and others having relations with Seller;

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              (e) No  reorganization,  declaration,  setting aside or payment of any dividend or other distribution in respect of any of Seller's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any such stock has been effected by Seller or any of its shareholders;

              (f) Seller has not paid, loaned or advanced any amounts to any of its shareholders or any member of a shareholder's family, except as disclosed in this Agreement or a schedule attached hereto;

              (g) Seller has not entered into any agreement or arrangement with any of its shareholders or any member of a shareholder's family, except as disclosed in this Agreement or a schedule attached hereto.

              (h) Seller has not sold, leased or disposed of any of its Assets or properties, tangible or intangible, except in the ordinary course of its business;

              (i) Seller has not granted a security interest in or otherwise encumbered in any manner any of its assets or properties;

              (j) Seller has not incurred any indebtedness or borrowed any funds except in the ordinary course of business pursuant to existing lines of credit listed in Schedule 5.1.10 in a manner, and in amounts, in keeping with historical practices; and

              (k) Seller has maintained the Assets in good condition and repair and adequately insured.

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

                                    ARTICLE 5

                   REPRESENTATIONS, WARRANTIES AND AGREEMENTS

         5.1 Representations. Warranties and Agreements of Seller and Shareholder. Seller and Shareholder, with respect to Seller, the Assets and the Business, jointly and severally represent, warrant and agree, as of the date hereof, that:

              5.1.1 Organization and Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, with full corporate power and authority to conduct its business as such business is now being conducted, and has all requisite corporate power and authority to execute and perform this Agreement and the transac tions contemplated hereby. Seller is qualified to do business in all states where the failure to be so qualified would have a material adverse effect on the Business or the Assets.

              5.1.2 No Violation: No Consents. Seller and Shareholder have taken or will take prior to Closing all necessary or appropriate action to enable them to enter into, execute, deliver and perform this Agreement and the transactions contemplated hereby. The execution and the performance of this Agreement, and the consummation of the transactions contemplated hereby, will not: (i) violate any provision of the Articles of Incorporation or Bylaws of Seller; (ii) to the best knowledge of Seller and Shareholder, violate or result in the breach of any term or provision of or constitute a default or accelerate maturities under any loan or any other similar agreement, instrument, indenture, mortgage, deed of trust, or other restriction to which Seller or the Shareholder is a party or by which any of the properties of Seller is bound; (iii) violate or result in a breach of any term or provision of or constitute a default or accelerate the terms of any right of first refusal agreement or any other similar agreement or other restriction to which Seller or Shareholder is a party or by which any of


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the Assets of Seller and/or  Shareholder  is bound;  or (iv) cause or permit any third party to cause any material contract to be canceled or otherwise modified.

              5.1.3 Validity of Agreement. This Agreement and the transactions contemplated hereby have been, or shall have been prior to Closing, duly authorized and approved by the Board of Directors and the shareholders of Seller, and this Agreement has been duly executed and delivered by Seller and the Shareholder and is the legal, valid and binding obligation, enforceable in accordance with its terms, of Seller and Shareholder. No other proceedings are necessary to authorize this Agreement and the transactions contemplated hereby, or the performance or compliance by Seller with any of the terms, provisions or conditions hereof.

              5.1.4 Capitalization. Seller's authorized capital stock consists solely of 5,000,000 shares of common stock, of which 1,402,500 shares of common stock are issued and outstanding. The record and beneficial owners of all of the outstanding shares of Seller, and their shareholdings are as follows:

Shareholder                                 Amount of Shares        Date Issued
-----------                                 ----------------        -----------
Dr. Scott Bair                                   60,000               12/15/96
Barton Dietrich Investments, L.P.               771,000               12/15/96
David Davis                                      60,000               01/06/97
Timothy Flood, IRA                               20,000               11/22/97
Larry Hicks                                     204,000               12/16/96
Napier International                            100,000               11/17/97
Charles McDowell                                 40,000               12/15/97
John Phillips                                    15,000               12/22/97
Douglas Schatz                                   15,000               12/25/97
Arthur and Nancy Vercillo                        30,000               12/22/97
John and Nancy Vercillo                          30,000               12/22/97
Arthur Vercillo                                  15,000               05/15/98
John and Nancy Vercillo                          30,000               05/15/98
Rapid Machine Works                              12,500               01/06/98
                                              ---------
           TOTAL                              1,402,500

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


All of Seller's issued and outstanding shares have been validly issued and are fully paid and non assessable. Except for the outstanding shares described above, no person or entity has, or has any right or interest in, or claim to or by reason of, any equity securities of Seller, and there are no outstanding options, warrants, agreements, subscriptions or rights of any kind obligating Seller to issue any equity securities or any securities or debt obligations convertible into or exchangeable for any equity securities of Seller. Except as described in Schedule 5.1.4., there is no agreement, restriction or claim restricting the transfer of, or otherwise relating to, the shares of Seller.
Schedule 5.1.4 contains true and correct copies of Seller's currently effective Articles of Incorporation and Bylaws, each as amended to date. Seller does not own or control directly or indirectly, any stock or other securities of, nor in any manner control, any corporation, association, or business organization.

              5.1.5 Assets. (a) Seller has good and marketable title to all the Assets. All of the machinery, equipment, vehicles and other tangible personal property owned or used in the Business are listed in Schedule 5.1.5(A). All such personal property is in good working order and operating condition and is free and clear of all liens, security interests, mortgages, deeds of trust, pledges, conditional sales contracts, charges, leases, claims, administrative orders or decrees or encumbrances whatsoever (except as disclosed in Schedule 5.1.5(B)). To the best knowledge of Seller and Shareholder, all the Assets are in compliance with all applicable laws and governmental regulations. All of the Assets are in the possession of Seller or its customers and, if in the possession of customers, are held pursuant to binding agreements (whether written or oral) obligating the customer to return or reimburse Seller for such property. Seller's demurrage and equipment rental records have been kept in accordance with Seller's past practice and are accurate, and each of Seller's customers either possesses the equipment reflected therein or is liable to

Seller or Seller's assigns for the equipment reflected on such records. Schedule 5.1.5(C) contains a list of all equipment used in Seller's Business which are leased by Seller from third parties (the "Personal Property Leases").

              (b) All real property owned by, leased to or otherwise occupied by Seller for use in the conduct of the Business (the "Real Property") is listed on
Schedule 5.1.5(D). To the best knowledge of Seller and Shareholder, the present use of each parcel of Real Property is in compliance with all applicable zoning ordinances (or variances therefrom) and other applicable government regulations, and there does not exist any notice of any uncorrected violation of any housing, building, safety, fire or other ordinance or applicable governmental regulation. Except for assessments not yet due and payable, Seller is not liable for any unpaid assessments for any public improvements, whether as owner or lessee of any Real Property, nor has Seller received any notice from any appropriate governmental authority of intention to make any public improvement for which Seller may be assessed directly or by reason of a leasehold interest or otherwise. The Real Property is free and clear of all liens and free and clear of all easements, restrictions, building encroachments and other matters disclosed by an accurate survey of the premises, which would have a material adverse effect on the value of any of such properties or the use of any such property in the manner that it is currently being used. All leases for any of the Real Property subject to a lease (the "Real Property Leases") are listed in
Schedule 5.1.10. No underground tanks currently or formerly used for the storage of any gas or petroleum products are present at the Real Property and if any such tanks previously existed and were removed, they were removed in accordance with all Legal Requirements.

              5.1.6 Inventories. All inventories of Seller are useable in the ordinary course, have been recorded in amounts not in excess of the lower of cost paid by Seller for such items or the market value thereof, and are good and merchantable and readily saleable in the ordinary course of Seller's business.

              5.1.7 Taxes. Within the times and in the manner prescribed by law, Seller has filed all federal, state and local tax returns and reports required by law to have been filed by it, and has paid all taxes, assessments, and penalties due and payable by it. Seller and Shareholder agree to indemnify Purchaser for any federal, state or local taxes which may become payable after the Closing to the extent that such payment is attributable to periods prior to Closing, provided, that Shareholder's total liability for any tax claims shall be limited to a percentage of the total liability equal to its pro rata ownership interest in Seller. There are no federal, state or local tax liens (other than a lien for property taxes not delinquent) against any of the Assets, nor are there any overdue federal, state or local taxes with respect to the Business or any of the Assets. At Closing, all taxes and other assessments and levies which Seller is required by law to withhold or collect, shall have been duly withheld and collected, and if due, shall be paid over to or deposited with the proper governmental authorities. Seller has furnished to Purchaser true and correct copies of all income tax returns of Seller for the three most recent fiscal years and any subsequent interim fiscal period for which Seller has filed such tax returns, and true and correct copies of all real estate and personal property tax bills and tax returns of Seller for the most recent full fiscal year and period for which Seller has filed such tax returns or received such tax bills. Seller is not presently under, nor has it received any notice of, any contemplated investigation or audit by the Internal Revenue Service or any state or local government or governmental agency concerning Seller's taxes.

              5.1.8 Litigation. Except as disclosed in Schedule 5.1.8, neither Seller nor any employees or officers of Seller nor any of the shareholders of

Seller is a party to any pending or threatened litigation or administrative investigation or proceedings which would materially and adversely affect the Assets or Business, nor, to the best knowledge of Seller and Shareholder, is there any basis therefor. To the best knowledge of Seller and Shareholder, no complaints or charges of unlawful conduct have been made against Seller, any employees or officers of Seller, or any of the shareholders of Seller that relate in any way to the Assets or Business. Purchaser is not assuming any liability with respect to any pending or threatened litigation or administrative investigation or proceeding or with respect to any such complaints or charges of unlawful conduct.

              5.1.9 Compliance with Laws. To the best knowledge of Seller and Shareholder, the Assets and Business are in compliance in all material respects with all Legal Requirements. Seller has not received any notice of any uncorrected violation of any such Legal Requirements. All Real Property, and the use and occupancy thereof, are, to the best knowledge of Seller and Shareholder, in compliance with all Legal Requirements and all applicable leases and insurance requirements. The Real Property has not been used by Seller, Shareholder, any third party acting at the request or direction of Seller or Shareholder (a "Directed Third Party") nor, to the best knowledge of Seller and Shareholder, any other third party, for the generation, manufacture, storage or disposal of, and there has not been transported to or from the Real Property by Seller, Shareholder, any Directed Third Party or, to the best knowledge of Seller and Shareholder, any other third party, any Hazardous Substances or Wastes (as those terms are hereinafter defined) in violation of any Legal Requirements; there are no Hazardous Substances or Wastes present on the Real Property except in compliance with all Legal Requirements; there has been no use of the Real Property by Seller, Shareholder, any Directed Third Party or, to the best knowledge of Seller and Shareholder, any other third party, that may, under any federal, state or local law or regulation, require any closure or cessation of the use of the Real Property or impose upon Seller, its successors or assigns any monetary obligations; neither Seller nor any of the shareholders of Seller have been identified by any governmental agency or individual in any pending or threatened action, litigation, proceeding or investigation as a responsible party or potentially responsible party for any liability for disposal or releases of any Hazardous Substances or Wastes, no lien or superlien has been recorded, asserted or , to the best knowledge of Seller and Shareholder, threatened against the Real Property for any liability in connection with any environmental contamination; the Real Property has not been listed on either the National Priorities List, as defined in CERCLA, or any state listing of hazardous sites; and the Real Property is in compliance with all Environmental Laws. For the purposes hereof, "Hazardous Substances" shall mean any flammables, explosives, radioactive materials, asbestos, ureaformaldehyde, hazardous wastes, toxic substances or any other elements or compounds designated as a "hazardous substance", "pollutant" or "contaminant" in the Environmental Laws or any other Legal Requirements; and "Wastes" shall mean any hazardous wastes, residual wastes, solid wastes or other wastes as those terms are defined in the Environmental Laws or any other Legal Requirement.

              5.1.10 Contracts. Schedule 5.1.10 is a complete list of each material contract, agreement, lease, mortgage, note, written purchase order, or any other obligation or commitment of Seller or of any shareholder of Seller pertaining to Seller, the Assets or Business (the "Scheduled Contracts"), with an indication of whether or not such Scheduled Contract is being assumed by Purchaser hereunder. True and correct copies of each of the Scheduled Contracts have been furnished to Purchaser. Each of the Scheduled Contracts contains the entire agreement of the parties thereto, with respect to the subject matter thereof, is in full force and effect, is valid and enforceable in accordance with its terms, is adequate to accomplish the purposes for which it is intended and contains only terms normal and reasonable for the conduct of the Business.

No party is in default under any such Scheduled Contract, nor has any event occurred which, after the giving of notice or the passage of time or both, would constitute a default under any such Scheduled Contract. Except as noted on
Schedule 5.1.10, all of the Scheduled Contracts shown as being assigned to Purchaser are assignable to Purchaser without the consent or approval of other parties or, if such approval is required, Seller will obtain such approval prior to Closing unless Schedule 5.1.10 states that the assignment of such contract is not material to the continued operation of the Business.

              5.1.11 Employee Benefit Plans. Except as described in Schedule 5.1.11, Seller has no bonus, pension, profit sharing, or retirement income, stock purchase, stock option, hospitalization insurance or similar agreements, plans or practices, formal or informal, covering any of the employees employed in the Business, or under which Seller has any present or future obligation or liability or under which any current or former employee of Seller has any present or future rights to benefits ("Employee Plans"). With respect to each Employee Plan which is an employee pension benefit plan, as defined in Section
3.2 of ERISA, which is intended to be qualified within the meaning of Section 401(a) of the Code ("Pension Plan"), a copy of the latest available summary plan description, determination letter, and Form 5500 for the most recent plan year have been made available to Purchaser. Each Pension Plan has been determined by the Internal Revenue Service to be qualified. Each Employee Plan has been operated and administered in accordance with the requirements of ERISA and the Code. No Employee Plan or any trustee or administrator thereof has engaged in a "prohibited transaction" (as defined in Section 406 of ERISA or in Section 4975 of the Code) which would subject Seller, any Employee Plan, any trust created thereunder, any trustee or administrator thereof, or any party dealing with any

Employee Plan to the liability set forth in Section 409(a) of ERISA or to the tax or penalty on prohibited transactions imposed by Section 502 of ERISA or
Section 4975 of the Code. Seller is not and has never been a party to a Multi-Employer Plan and has no current or due "withdrawal liability" with respect to any such Multi-Employer Plan. Purchaser is not assuming any liability of Seller to any of Seller's employees or by reason of any Employee Plans, except as expressly provided herein. Seller is not a party to any collective bargaining agreements or other labor union or similar agreements, and Seller is not the subject of or threatened by any strike or other labor disturbance by any group of employees, and no attempt or plan to organize Seller's employees is threatened or contemplated. Except as disclosed in Schedule 5.1.8, there are no claims, nor, to the best knowledge of Seller or Shareholder, has any event occurred which could be the basis for any claim under workmen's compensation, occupational safety and health, ERISA or similar laws and regulations.

              5.1.12 Customers and Suppliers. Seller has furnished to Purchaser a complete list of all of Seller's customers with whom Seller has done business within the past twelve months. No one customer of Seller accounted for more than 5% of Seller's revenues during such period. No customer or supplier of Seller has indicated that it intends to terminate or modify its relationship with Seller and Seller agrees to immediately notify Purchaser of any change or prospective change in any such relationship occurring prior to or after the Closing. Seller has not engaged in any forward selling or granted any unusual sales or terms of sale to any customer. There are no customer prepayments or deposits, except to the extent disclosed in a schedule hereto.

              5.1.13  Financial  Information.  Attached as  Schedule  5.1.13 are
balance sheets and related statements of income, stockholders' equity, and changes in cash flow of Seller for the fiscal years ending September 30, 1999, 2000 and 2001 (the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles, consistently applied, are true and correct in all material respects, contain no untrue statements of a material fact, do not omit any material fact necessary in order to make such Financial Statements not misleading, and are a true and accurate reflection of the operations of Seller for the periods described therein in accordance with generally accepted accounting principles consistently applied. Since September 30, 2001, there has not been, and as of the Closing Date there will not have been, any material adverse changes in the Assets, or Business or Seller's earnings, financial or other condition, or business prospects of Seller (whether or not in the ordinary course of business), nor has there been any damage, destruction or loss adversely affecting the Assets or Business; nor has there been any other event or condition of any nature which reasonably could be expected to have a material and adverse effect on the Assets or Business.

              5.1.14 Absence of Undisclosed Liabilities. There are no liabilities of Seller which have not been disclosed in the Financial Statements or this Agreement or the schedules attached hereto which could materially and adversely affect the Assets or Business. To the best knowledge of Seller and Shareholder, there is no basis for the assertion against Seller of any liability of any nature or in any amount which is not fully reflected or reserved against in the Financial Statements.

              5.1.15 Books of Account. Returns and Reports. Seller's books of account reflect all items of income and expense, and all of Seller's assets, liabilities and accruals.

              5.1.16 Transactions with Affiliates. Except as disclosed in this Agreement or a schedule attached hereto, neither Seller nor any of its shareholders, officers or directors, nor any relative of any of its shareholders, officers or directors owns any shares of stock or other securities of, or has any other direct or indirect interest in, any person, firm, corporation or entity which has a material business relationship (as creditor, lessor, or otherwise) with Seller.

              5.1.17 Franchises. Permits and Licenses. Schedule 5.1.17 contains a complete and correct list or summary description of all material franchises, permits, licenses, approvals and other authorizations from federal, state and local governmental authorities held by Seller in connection with the conduct of the Business or the Real Property as presently conducted. Seller has sole and exclusive rights to any such franchises, permits, licenses, approvals and authorizations. True and complete copies of each such written franchise, permit, license, approval and authorization have been delivered to Purchaser. No claim is pending or threatened to revoke or refuse renewal of any of said franchises, permits, licenses, approvals, and other authorizations or to declare them invalid in any respect. There are no additional material franchises, permits, licenses, approvals or authorizations necessary for the conduct of the Business or the Real Property as presently conducted.

              5.1.18 Employees. Schedule 5.1.18 is a complete list of all the employees of Seller employed in the Business and, for each such employee, his or her current title, exempt or nonexempt status, salary or wage, dates of birth and hire, and bonuses and salary increases within the past year. There are no employment contracts with any of the employees that require Seller to employ an employee for a fixed term or restrict the right of Seller to terminate such employee.

              5.1.19 Insurance. Seller has in full force and effect the insurance coverages listed in Schedule 5.1.19. Said insurance is in compliance with all the leases and contracts of Seller and will adequately insure the Assets and Business of Seller through the Closing. Except as disclosed in

Schedule 5.1.19, there are no outstanding requirements or recommendations by any insurer or underwriter with respect to the Assets, the Business or the Real Property which require or recommend changes in the conduct of the Business or work to be performed with respect to any of the Assets or the Real Property.

              5.1.20 Patents. The issued and pending patents, trademarks, trade names, copyrights and applications therefor of Seller and any licenses, assignments or agreements with others relating thereto, are set forth in
Schedule 5.1.20. Seller has sole and exclusive rights to such issued and pending patents, trademarks, trade names and copyrights. There is no basis for any third party claim that Seller is infringing on any patent, trademark, trade name or copyright in the conduct of the Business as presently conducted. Seller has the full right to use its corporate name and all trade names currently in use in all places where it now does business and to convey such right to Purchaser as part of the Assets.

              5.1.21 Conditions Affecting Seller. To the best knowledge of Seller and Shareholder, there are no conditions existing with respect to Seller's markets, products, facilities, personnel or raw material supplies which might materially and adversely affect the Assets, the Business or business prospects of Seller, other than such conditions as may affect the industry in which Seller participates as a whole.

              5.1.22 Disclosure. No representation or warranty by Seller or Shareholder herein or in any statement, certificate, schedule or document furnished or to be furnished by Seller or Shareholder to Purchaser pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

              5.1.23 Knowledge. For purposes of this Agreement, the term "to the best knowledge of Seller and Shareholder" or similar knowledge or awareness qualifiers shall be understood to refer to all matters that are known or, in the exercise of reasonable business judgment, should be known to Seller or Shareholder. For purposes hereof, Seller and Shareholder shall be deemed to have knowledge of all acts and circumstances regarding Seller, the Assets, the Real Property, and the Business that are known or, in the exercise of reasonable conduct, should be known by Shareholders or Seller's officers, directors, and senior level management.

         5.2 Representations. Warranties and Agreements of Purchaser. Purchaser hereby represents, warrants and agrees, as of the date hereof, that:

              5.2.1 Organization and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Delaware, with full corporate power and authority to conduct its business as such business is now being conducted, and has requisite corporate power and authority to execute and perform this Agreement and the transactions contemplated hereby.

              5.2.2 No Violation: No Consents. Purchaser has taken or will take prior to Closing all necessary or appropriate action to enable Purchaser to enter into, execute, deliver and perform this Agreement. The execution and the performance of this Agreement, and the consummation of the transactions contemplated hereby, will not violate any provision of the Certificate of Incorporation or Bylaws of Purchaser, and will not violate or result in the breach of any term or provision of, or constitute a default or accelerate maturities under any loan or other similar agreement, instrument, indenture, mortgage, deed of trust, or other restriction to which Purchaser is a party or by which any of Purchaser's property is bound.

              5.2.3 Validity of Agreement. This Agreement and the transactions contemplated hereby have been, or shall have been prior to Closing, duly authorized and approved by the Board of Directors of Purchaser, and this Agreement has been duly executed and delivered by Purchaser and is the legal, valid and binding obligation, enforceable in accordance with its terms, of Purchaser. No vote of the shareholders of Purchaser or other proceedings are necessary to authorize this Agreement and the transactions contemplated hereby, or the performance or compliance by Purchaser with any of the terms, provisions or conditions hereof.

              5.2.4 Absence of Undisclosed Liabilities. There are no liabilities of Purchaser that have not been disclosed to Seller which could materially and adversely affect the business of Purchaser. To the best knowledge of Purchaser, there is no basis for the assertion against Purchaser of any material liability that has not been publicly disclosed.

              5.2.5 Disclosure. No representation or warranty by Purchaser herein or in any statement, certificate, schedule or document furnished or to be furnished by Purchaser to Seller pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

              5.2.6 Knowledge. For purposes of this Agreement, the term "to the best knowledge of Purchaser" or similar knowledge or awareness qualifiers shall be understood to refer to all matters that are known or, in the exercise of reasonable business judgment, should be known to Purchaser. For purposes hereof, Purchaser shall be deemed to have knowledge of all acts and circumstances regarding Purchaser that are known or, in the exercise of reasonable conduct, should be known by Purchaser's officers, directors, and senior level management.

                                    ARTICLE 6

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                                 INDEMNIFICATION

         6.1 Survival of Representations and Warranties. The representations and warranties of the parties contained in this Agreement or in any schedule or exhibit or other writing delivered pursuant to the provisions of this Agreement or in connection with the transactions contemplated hereby, shall survive the
Closing for a period of two (2) years after the Closing Date except for representations and warranties with respect to taxes and title, which shall survive for the applicable statute of limitations, and representations and warranties with respect to environmental matters, which shall survive indefinitely. Liability for intentional misrepresentation shall survive without regard to the foregoing limitation. Nothing contained in this Section 6.1 shall be deemed to affect the continuing obligations of the parties hereto, including, without limitation, the obligations of the parties under Section 6.2 hereof

         6.2 Indemnification. The parties agree to indemnify each other as follows:

              6.2.1 Seller's and Shareholder's Indemnity. Seller and Shareholder agree to indemnify and defend Purchaser, and its successors and assigns, and to hold them harmless from and against any and all damages, claims, deficiencies, losses, liabilities, obligations, and expenses (including reasonable attorneys'
fees) of every kind and description arising from or relating to (i) the operation of the Business prior to the Closing; (ii) any misrepresentation or breach of warranty hereunder by Seller or Shareholder; (iii) other nonfulfillment of any of Seller's or Shareholder's obligations under this Agreement; or (iv) any environmental remediation required at the Real Property arising out of any pre-Closing refining, processing, generating, storing, recycling, transporting, disposing of or releasing into the environment of any Hazardous Substances or Wastes ("Indemnity Claims") for a period of two years after the Closing Date, except with respect to Indemnity Claims arising under clause (iv) of this subsection; provided, that Shareholder's total liability for Indemnity Claims shall be limited to a percentage of the total liability equal to its pro rata ownership interest in Seller.

              6.2.2  Purchaser's  Indemnity.  Purchaser  agrees to indemnify and defend Seller, and its successors and assigns, and Shareholder, and to hold them harmless from and against any and all damages, claims, deficiencies, losses, liabilities, obligations, and expenses (including reasonable attorneys' fees) of every kind and description arising from or relating to (i) the operation of the Business by Purchaser subsequent to the Closing; (ii) any misrepresentation or breach of warranty hereunder by Purchaser; (iii) other nonfulfillment of any of Purchaser's obligations under this Agreement; or (iv) any environmental remediation required at the Real Property arising out of any post-Closing processing or disposing of or releasing into the environment of any Hazardous Substances or Wastes ("Indemnity Claims").

              6.2.3 Notice and Defense of Indemnity Claims. A party hereto agreeing to be responsible for or to indemnify against any matter pursuant to this Agreement is referred to herein as the "Indemnifying Party" and a party entitled to indemnification hereunder is referred to as the "Indemnified Party." An Indemnified Party under this Agreement shall give written notice to the Indemnifying Party hereunder with respect to any assertion by the Indemnified Party or by a third party of any liability which the Indemnified Party has reason to believe might give rise to an Indemnity Claim under this Agreement. Such notice shall set forth in reasonable detail the nature of such action or claim, and include copies of any written complaint, summons, correspondence or other communication from the party asserting the claim or initiating the action. As to any such Indemnity Claim which involves a third party, the Indemnifying Party shall assume and thereafter control the defense of such Indemnity Claim. The Indemnified Party shall be entitled, together with the Indemnifying Party, to participate in the defense, compromise or settlement of any such matter through the Indemnified Party's own attorneys and at its own expense, but the Indemnifying Party shall have control thereof. The Indemnified Party shall provide such cooperation and such access to its books, records and properties as the Indemnifying Party shall reasonably request with respect to such matters and the parties hereto agree to render each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense thereof. An Indemnifying Party shall not make any settlement of any Indemnity Claims, other than Indemnity Claims strictly for monetary damages as to which the Indemnifying Party agrees to be responsible, without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld. Without limiting the generality of the foregoing, it shall not be deemed unreasonable to withhold consent to a settlement involving injunctive or other equitable relief against the Indemnified Party or its assets, employees or business.

              6.2.4 Manner of Indemnification. Any disputed Indemnity Claims shall be submitted to arbitration in accordance with this Section 6.2.4. Except as expressly provided herein, the arbitration shall be conducted in Salt Lake City, Utah in accordance with the rules of the American Arbitration Association. Within thirty (30) days of the hearing, the arbitrator(s) shall render a decision concerning all contested issues considered during the arbitration and the arbitrator(s) shall notify the parties in writing of their decision, setting forth the dollar amount, if any awarded. The arbitrators' decision shall be final and binding on the parties, and notice of award, if any, shall be given to the parties not later than thirty (30) days after the date set for the hearing. In the event that there shall be more than one dispute to be arbitrated, the parties agree that all pending disputes shall be consolidated to the extent feasible. In the event of an arbitration decision in favor of the Indemnified Party, the amount of the dollar award, if any, plus all reasonable attorneys' fees of the prevailing party, shall be paid in cash by the Indemnifying Party to the Indemnified Party, within ten (10) days following the date of such award. In the event that payment is not made within the time period provided herein, the prevailing party shall have the right to commence an action, at law or in equity, in any state or federal court of competent jurisdiction to have the decision of the arbitrator(s) enforced. In the event such an action is filed, the costs of such action (including reasonable attorneys' fees) shall be borne by the party against whom such performance is sought.

              6.2.5 Brokers. Each party hereto agrees to indemnify the other and agrees to hold the other harmless against any claim or claims for brokerage or other commission relative to the transactions contemplated herein due to any acts or things done by its employees, agents or consultants.

         6.3 Purchaser's Right of Setoff. In the event of (i) an undisputed Indemnity Claim against Seller and/or Shareholder, or (ii) an Indemnity Claim against Seller and/or Shareholder after judgment or award or adverse to Seller and/or Shareholder as provided above, which remains uncured or unsettled for 60 days or more after notice of the Indemnity Claim is given by Purchaser to Seller and/or Shareholder, then Purchaser and/or its affiliates shall have the right, but not the obligation, to set off the amount of the Indemnity Claim against any then remaining obligation of Purchaser and/or its affiliates to Seller and/or Shareholder, regardless of the source of such obligation.

                                    ARTICLE 7

                       CONDITIONS PRECEDENT TO THE CLOSING

         7.1 Conditions To Purchaser's Performance. Purchaser's obligations to purchase and pay the Purchase Consideration for the Assets are subject to the following express conditions:

              7.1.1 Satisfactory Review. A complete and satisfactory review by Purchaser, at Purchaser's discretion, of the books, records, Business and affairs of Seller.

              7.1.2 Absence of Material Change in Financials. The absence of any material adverse change in the financial condition, results of operations, Business, Assets, prospects or liabilities of Seller from that reflected in the Financial Statements of Seller as of September 30, 2001.

              7.1.3 Representations and Warranties True. The representations and warranties of Seller and Shareholder contained in this Agreement shall be true and correct on and as of the Closing Date.

              7.1.4 Covenants Performed. All of the covenants of Seller and Shareholder set forth herein and which were to be performed at or prior to the Closing Date shall have been duly performed.

              7.1.5 Litigation. There shall not have been instituted or threatened, on or before the Closing Date, any action or proceeding before any court or governmental agency or body or by a public authority with respect to the acquisition of the Assets or Business as contemplated hereby.

              7.1.6 Termination of Consulting Services Agreement. Seller shall have obtained a termination agreement terminating the Consulting Services

Agreement dated April 14, 1997 with Dr. Scott Bair providing among other things for a two percent royalty on gross revenues from all sales of Seller's microkeratome.

              7.1.7 Termination and Settlement Agreements. Seller shall have entered into agreements with Ronald and Patti Rabie to terminate the Agreement dated April 8, 1999 between Seller and Ronald and Patti Rabie relating to royalty payments on sales of the Microkeratome and to settle the lawsuit brought by Ronald and Patti Rabie against Seller in the First Judicial District Court, County of Santa Fe, State of New Mexico entitled Ronald Rabie and Patti Rabie vs. Innovative Optics, Inc., No. D-0101-CU-200001834.

              7.1.8 Other  Agreements.  All  agreements  between  Purchaser  and another party hereto shall have been fully executed and delivered. Seller shall have executed and delivered the General Assignment and Bill of Sale and other instruments provided for herein, and such other documents, reasonably satisfactory to Purchaser's counsel, as shall be necessary or appropriate to the transfer of the Assets and Business to Purchaser.

              7.1.9 Consents. Seller shall have obtained all required consents or approvals in writing of all parties whose consent or approval is necessary for the assignment of Scheduled Contracts to be assigned to Purchaser hereunder as provided in Section 5.1.10, and for the assignment of the Personal Property Leases and the Real Property Leases in Section 5.1.5.

              7.1.10 Opinion of Counsel. Counsel for Seller shall have delivered to Purchaser a favorable opinion, dated as of the Closing Date and in form and substance satisfactory to Purchaser.

              7. 1.11 Audits and Inspections. Seller shall have permitted Purchaser to make such audits and inspections as Purchaser deems reasonably appropriate as provided for in Article 4 hereof. Such audits and inspections by

Purchaser shall not affect any of the representations and warranties made by Seller and Shareholder in this Agreement and shall not, under any circumstances constitute a waiver of Purchaser's indemnification rights under Article 6 hereof or otherwise relieve Seller or Shareholder of any liability thereunder.

         7.2 Conditions to Seller's Performance. Seller's obligations pursuant to this Agreement are subject to the following conditions:

              7.2.1 Representations and Warranties True. The representations and warranties of Purchaser contained in this Agreement shall be true and correct on and as of the Closing Date.

              7.2.2 Covenants Performed. All of the covenants of Purchaser set forth herein and which were to be performed at or prior to the Closing Date shall have been duly performed.

              7.2.3 Litigation. There shall not have been instituted or threatened, on or before the Closing Date, any action or proceeding before any court or governmental agency or body or by a public authority with respect to the acquisition of the Assets or Business as contemplated hereby.

              7.2.4 Other Agreements. All agreements described in Article 1 between Purchaser and any other party hereto shall have been fully executed and delivered.

              7.2.5 Opinion of Counsel. Counsel for Purchaser shall have delivered to Seller a favorable opinion, dated as of the Closing Date and in form and substance satisfactory to Seller.

                                    ARTICLE 8

                                   THE CLOSING

         8.1 Closing Date. Subject to the terms and conditions herein contained, the parties agree to close this transaction (the "Closing") at the offices of Purchaser's counsel Mackey, Price & Williams, 350 American Plaza II, 57 West 200 South, Salt Lake City, Utah 84101, on January 31, 2002 (the "Closing Date") or on such other date and at such other place as the parties may agree upon in writing. Seller and Purchaser may agree to extend the Closing for a reasonable period of time not to exceed thirty (30) days, such agreement not to be unreasonably withheld.

         8.2 Seller's Deliveries at Closing. Seller shall deliver or cause to be delivered to Purchaser at the Closing the following:

              8.2.1 Duly executed copies of the General Assignment and Bill of Sale, together with appropriate certificates of title or other evidences of Seller's ownership of the Assets, and duly executed copies of all instruments and agreements among or between Purchaser, Seller and Shareholder provided for herein.

              8.2.2 Certified copies of resolutions of the Board of Directors of Seller and its shareholders, authorizing the making, execution, and delivery of this Agreement and the consummation of the transactions contemplated hereby.

              8.2.3 A certificate of good standing from the Secretary of State of the State of Georgia for Seller.

              8.2.4 A termination agreement terminating the Consulting Services Agreement with Dr. Scott Bair per Section 7.2.6 hereof.

              8.2.5 Termination and settlement agreements per Section 7.1.7 hereof.

              8.2.6 The opinion of counsel described in Section 7.1.10 hereof.

         8.3 Purchaser's Deliveries at Closing. Purchaser shall deliver or cause to be delivered to Seller and Shareholder at Closing the following:

              8.3.1 A stock certificate issued to Seller in the amount of shares of Paradigm Common Stock as set forth in Section 2.1(a) hereto (other than the Paradigm Stock to be placed in escrow pursuant to Section 2.1(a)(ii)) and Warrants issued to Seller to purchase shares of Paradigm Common Stock in the amount and subject to the conditions as set forth in Section 2.1(b) hereof.

              8.3.2 Duly executed copies of all instruments and agreements among or between Purchaser, Seller and Shareholder provided for herein.

              8.3.3 Certified copies of resolutions of the Board of Directors of Purchaser authorizing the making, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

              8.3.4 A certificate of good standing from the Secretary of State of the State of Delaware for Purchaser.

              8.3.5 The opinion of counsel described in Section 7.2.5 hereof.

              8.3.6 Provision for delivery of stock into Escrow per Section 2.1(a)(ii) hereof.

                                    ARTICLE 9

                                FEES AND EXPENSES

         9.1 Expenses. Whether or not the transactions contemplated by this Agreement are consummated, each of the Parties hereto shall bear its own expenses, including the payment of the fees and expenses of such Party's respective counsel, accountants, other experts and any other expenses incurred by such Party incident to the negotiation, preparation and execution of this Agreement. All sales and transfer taxes, including, but not limited to, vehicle sales and transfer taxes, arising by reason of the transactions contemplated by this Agreement shall be borne by Purchaser.

         9.2 Break Up Fee. If the Closing does not occur and Seller enters into an agreement to sell the Assets or Business in whole or in part with any other party other than Purchaser within a 100 day period of the date of this Agreement, the Seller shall pay a $250,000 break up fee to Purchaser.

                                   ARTICLE 10

                                  CONSTRUCTION

         10.1 Choice of Laws. This Agreement and the agreements appended hereto and delivered herewith shall be governed by and construed and enforced in accordance with the laws of the State of Utah.

         10.2 Headings. All headings contained in this Agreement are for reference only and shall not affect the meaning or interpretation of this Agreement in any manner.

         10.3 Invalid Provisions. Should any part of this Agreement for any reason be declared invalid, such decision shall not affect the validity of any other portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid provisions thereof eliminated, and it is the declared intention of the parties hereto that they would have executed the remaining portion of the Agreement without including therein any such part or portion which may be declared invalid.

                                   ARTICLE 11

                                  ASSIGNABILITY

         11.1. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto, their successors and permitted assigns.

         11.2 Assignability. This Agreement shall not be assignable in whole or in part by either party except with the consent in writing of the other party, which consent shall not be unreasonably withheld. Any purported assignment without such consent shall be void. Notwithstanding the foregoing, Purchaser may assign its rights and obligations hereunder to an Affiliate of Purchaser without the necessity of obtaining such consent.

                                   ARTICLE 12

                                     NOTICES

         12.1 Written Notices. All notices pursuant to this Agreement shall be in writing.

         12.2 Notice to Purchaser. A notice to Purchaser shall be sufficient in all respects if delivered, or mailed by first class registered or certified mail, postage and fees prepaid, or if sent by a nationally recognized overnight courier providing proof of delivery, addressed to the following or such other address as provided by written notice made pursuant to this Article:

                  Paradigm Medical Industries, Inc.
                  2355 South 1070 West
                  Salt Lake City, Utah 84119
                  Attn: Thomas F. Motter, Chairman
                       and Chief Executive Officer

          with a copy thereof to its Counsel:

                  Mackey Price & Williams
                  350 American Plaza II
                  57 West 200 South, Suite
                  Salt Lake City, Utah 84101
                  Attn: Randall A. Mackey, Esq.

         12.3 Notice to Seller. A notice to Seller or Shareholder shall be sufficient in all respects if delivered, or mailed by first class registered or certified mail, postage and fees prepaid, or if sent by a nationally recognized overnight courier providing proof of delivery, addressed to the following or such other address provided by written notice made pursuant to this Article:

                  Innovative Optics, Inc.
                  14988 North 78th Way, Suite 105
                  Scottsdale, Arizona 85260
                  Attn: Mario F. Barton, Chief Executive Officer

and with a copy thereof to its counsel:

                  Wright, Robinson, Osthimer & Tatum, PC
                  411 East Franklin Street, 4th Floor
                  Richmond, Virginia 23219
                  Attn:  Jeremiah J. Jewett, III, Esq.

                                   ARTICLE 13

                          PRESS RELEASES AND DISCLOSURE

         13.1 Press Releases. The Parties agree that they will not issue any press releases or other disclosure of the Agreement or the transaction represented by this Agreement without prior approval of the other Parties unless, in the good faith opinion of Purchaser's counsel, such disclosure is required by law.

                                   ARTICLE 14

                      FURTHER CONDITIONS AND MISCELLANEOUS

         14.1 Proration of Fees and Taxes. Purchaser and Seller agree that they shall prorate all fees and/or taxes paid by Seller and Purchaser to the Arizona and New Mexico tax commissions as shown on Schedule 14.1 hereof for the 2002 calendar year.

         14.2 Seller's Name. At Closing Seller shall convey and assign to Purchaser all of Seller's right, title and interest in and to its corporate name, "Innovative Optics, Inc.", and all variants thereof, and Seller shall promptly amend its Articles of Incorporation to adopt a dissimilar name.

         14.3 Further Agreements and Cooperation. Each party hereto agrees to execute such further papers or agreements and to take such other actions as may be necessary to effect the purposes of this Agreement and carry out its provisions, including without limitation such documents and actions as shall ensure the orderly transfer of the customers of the Business to Purchaser. Each party further acknowledges that the Exhibits and Schedules referenced herein have not been completed as of the date of this Agreement and are subject to final approval by the parties. Each party covenants and agrees to use best efforts to prepare, and obtain final approval of, such Exhibits and Schedules prior to the date of Closing.

         14.4 Audited Business. Audited financial statements of Seller for the Business may be required for Purchaser to comply with the requirements of Rule 3-05 of Regulation S-X and Form 8-K of the Securities and Exchange Commission. Seller will cooperate with Purchaser to allow completion (no later than 60 days following the Closing Date) of audited financial statements of the Business to be prepared by Purchaser's auditors at Purchaser's expense. Seller's cooperation shall include execution, if necessary, of a mutually agreeable "letter of representation" by Seller's management.

         14.5 Entire Agreement. No Oral Change. This Agreement, together with the schedules and exhibits hereto, embodies the entire agreement between the parties hereto and supersedes any and all prior agreements and understandings between the parties hereto. This Agreement may only be changed by written instrument signed by the party to be charged.

         14.6 Risk of Loss. Pending Closing, Seller shall bear the risk of loss of or damage to the Assets. Seller shall promptly notify Purchaser of any such loss.

         14.7 Conditions Subsequent. Following the Closing of this transaction, Seller agrees to provide information on a timely basis to Purchaser in response to reasonable inquiries or requests for information from Purchaser concerning the Business and Assets to be purchased pursuant to this Agreement. Purchaser shall have the right following the Closing to hire any of Seller's employees on a part-time or full-time basis as employees of Purchaser.

         14.8 Attorney's Fees. In the event any party hereto institutes litigation to enforce its rights under this Agreement, the party prevailing in such litigation shall be entitled to receive an award from the non-prevailing party of the prevailing party's reasonable attorney's fees and costs incurred in connection with such litigation.

         14.9 Access to Records after Closing. After the Closing, Seller and Shareholder, their employees, accountants and agents shall have the right from time to time, during normal business hours and upon reasonable notice, to inspect, copy, make abstracts of and inspect the books and records transferred to Purchaser under this Agreement in order to wind up its operations, prepare tax returns and complete its accounting of Seller's business for the period ending on the Closing Date and an opportunity to take possession of any such books and records if Purchaser shall ever plan to destroy any of them.

         14.10 Counterparts. This Agreement may be executed in a number of counterparts, each of which, when so executed, shall constitute an original copy hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                            PURCHASER:

                                            PARADIGM MEDICAL INDUSTRIES, INC.



                                            By: /s/ Thomas F. Motter
                                            ------------------------------------
                                            Thomas F. Motter, Chairman
                                            and Chief Executive Officer

                                            SELLER:

                                            INNOVATIVE OPTICS, INC.



                                            By: /s/ Mario F. Barton
                                            ------------------------------------
                                            Mario F. Barton, Chief Executive
                                            Officer


                                            SHAREHOLDER:

                                            BARTON DIETRICH INVESTMENTS, L.P.



                                            /s/ Mario F. Barton
                                            ------------------------------------
                                            Mario F. Barton, Managing Partner


                                TABLE OF CONTENTS
                                -----------------

ARTICLE 1
         SUMMARY OF TRANSACTIONS..................................................................................1
         1.1      Assets Purchased................................................................................1
         1.2      Excluded Assets.................................................................................3
         1.3      Assumption of Liabilities.......................................................................3
         1.4      Non-Competition and Confidentiality Agreement...................................................3
         1.5      Real Property Lease.............................................................................3

ARTICLE 2
         PURCHASE CONSIDERATION...................................................................................3
         2.1      Purchase Consideration..........................................................................3
         2.2      Payment of Purchase Consideration...............................................................6
         2.3      Certain Definitions.............................................................................6

ARTICLE 3
         ASSUMPTION OF LIABILITIES................................................................................9
         3.1      Assumption of Certain Liabilities...............................................................9
         3.2      Limitation of Purchaser's Liabilities...........................................................9
         3.3      Discharge of Liabilities Not Assumed by Purchaser..............................................10
         3.4      Bulk Sales Law.................................................................................11

ARTICLE 4
         CONDUCT OF SELLER'S BUSINESS............................................................................11
         4.1      Conduct of Business Prior to Closing...........................................................11

ARTICLE 5
         REPRESENTATIONS, WARRANTIES AND AGREEMENTS..............................................................13
         5.1      Representations. Warranties and Agreements of Seller and Shareholder...........................13
         5.2      Representations. Warranties and Agreements of Purchaser........................................25

ARTICLE 6
         SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
         INDEMNIFICATION.........................................................................................27
         6.1      Survival of Representations and Warranties.....................................................27
         6.2      Indemnification................................................................................27
         6.3      Purchaser's Right of Setoff....................................................................30

ARTICLE 7
         CONDITIONS PRECEDENT TO THE CLOSING.....................................................................31
         7.1      Conditions To Purchaser's Performance..........................................................31
         7.2      Conditions to Seller's Performance.............................................................33


ARTICLE 8
         THE CLOSING.............................................................................................34
         8.1      Closing Date...................................................................................34
         8.2      Seller's Deliveries at Closing.................................................................34
         8.3      Purchaser's Deliveries at Closing..............................................................35

ARTICLE 9
         FEES AND EXPENSES.......................................................................................35
         9.1      Expenses.......................................................................................35
         9.2      Break Up Fee...................................................................................36

ARTICLE 10
         CONSTRUCTION............................................................................................36
         10.1     Choice of Laws.................................................................................36
         10.2     Headings.......................................................................................36
         10.3     Invalid Provisions.............................................................................36

ARTICLE 11
         ASSIGNABILITY...........................................................................................36
         11.1.    Binding Agreement..............................................................................36
         11.2     Assignability..................................................................................37

ARTICLE 12
         NOTICES.................................................................................................37
         12.1     Written Notices................................................................................37
         12.2     Notice to Purchaser............................................................................37
         12.3     Notice to Seller...............................................................................37

ARTICLE 13
         PRESS RELEASES AND DISCLOSURE...........................................................................38
         13.1     Press Releases.................................................................................38

ARTICLE 14
         FURTHER CONDITIONS AND MISCELLANEOUS....................................................................38
         14.1     Proration of Fees and Taxes....................................................................38
         14.2     Seller's Name..................................................................................38
         14.3     Further Agreements and Cooperation.............................................................38
         14.4     Audited Business...............................................................................39
         14.5     Entire Agreement. No Oral Change...............................................................39
         14.6     Risk of Loss...................................................................................39
         14.7     Conditions Subsequent..........................................................................39
         14.8     Attorney's Fees................................................................................40
         14.9     Access to Records after Closing................................................................40
         14.10    Counterparts...................................................................................40


                                    EXHIBITS
                                    --------

Exhibit 1.1       General Assignment and Bill of Sale
Exhibit 1.3       Assignment and Assumption Agreement
Exhibit 1.4       Non-Competition and Confidentiality Agreement
Exhibit 1.5       Sublease Agreement
Exhibit 2.1       Escrow Agreement


                                    SCHEDULES
                                    ---------                                                                  Page
                                                                                                               ----

Schedule 4.1               Conduct of Business...................................................................10
Schedule 5.1.4             Agreements Restricting Shares, Articles of Incorporation, Bylaws, Etc.................14
Schedule 5.1.5(A)          Tangible Personal Property............................................................14
Schedule 5.1.5(B)          Tangible Personal Property Exceptions.................................................14
Schedule 5.1.5(C)          Personal Property Leases..............................................................14
Schedule 5.1.5(D)          Real Property    .....................................................................14
Schedule 5.1.8             Litigation............................................................................16
Schedule 5.1.10            Scheduled Contracts...................................................................15
Schedule 5.1.11            Employee Benefit Plans................................................................18
Schedule 5.1.13            Financial Statements..................................................................18
Schedule 5.1.17            Franchises, Permits and Licenses......................................................20
Schedule 5.1.18            Employees.............................................................................22
Schedule 5.1.19            Insurance.............................................................................22
Schedule 5.1.20            Patents, Trademarks, Etc..............................................................22
Schedule 13.1              Fees and Taxes........................................................................36